Exhibit 10.3

Mechanical Technology, Incorporated

325 Washington Avenue Extension

Albany, New York 12205

March 29, 2017

Dr. Walter L. Robb

1358 Ruffner Road

Schenectady, New York 12309

Side Letter Agreement

Dear Dr. Robb:

            This letter is, and is intended to be, a Side Letter Agreement (“Side Letter Agreement”) entered into by and binding upon you and Mechanical Technology, Incorporated, a New York corporation (the “Company”).  This Side Letter Agreement amends that certain Option Exercise and Stock Transfer Restriction Agreement, dated as of October 21, 2016, entered into by and between you and the Company (the “Robb Restriction Agreement”), set forth in Exhibit A attached hereto.  Capitalized terms used, but not defined, herein shall have their respective meanings set forth in the Robb Restriction Agreement.

            Pursuant to Section 4(e) of the Robb Restriction Agreement, you and the Company may amend the terms and conditions of the Robb Restriction Agreement by entering into an instrument in writing with respect to the same signed by each of you and the Company.  This Side Letter Agreement is such a written instrument amending the terms and conditions of the Robb Restriction Agreement pursuant to Section 4(e) thereof.  Prior to the Company’s delivery of this Side Letter Agreement to you, you and the Company determined that Paragraph (b) of Exhibit A of the Robb Restriction Agreement was potentially subject to differing interpretation with respect to time periods in which options held by you must be exercised.  In order to clarify the meaning of Paragraph (b) of Exhibit A of the Robb Restriction Agreement, you and the Company are hereby agreeing to delete Paragraph (b) of Exhibit A of the Robb Restriction Agreement and replace it, in its entirety, with the following:

(b)        The CFO will, within five (5) business days of the beginning of fiscal year 2017, advise the Insider in writing as to the maximum number of his total vested Options that may be exercised during fiscal year 2017 based on and subject to the applicable 2017 Insider Option Allocation (as it may have been adjusted pursuant to Section 1(e)) (the “2017 Termination Maximum Amount”).  The Insider may freely exercise during fiscal year 2017 up to the 2017 Termination Maximum Amount and shall in no event exercise Options during fiscal year 2017 in excess of the 2017 Termination Maximum Amount.  In the event the Insider exercises only a portion of the 2017 Termination Maximum Amount during fiscal year 2017, the unexercised portion of the 2017 Termination Maximum Amount (the “2017 Unexercised Amount”) shall terminate.  In the event Options constituting the 2017 Unexercised Amount terminate, the Company shall be expressly permitted to adjust the 2018 Maximum and 2019 Maximum to account for such termination.

This Side Letter Agreement, and the terms and provisions hereof, shall be construed by and governed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Albany, State of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

            This Side Letter Agreement, and the terms and provisions hereof, shall be binding upon and inure to the benefit of the Parties and their respective successors (by merger, consolidation or otherwise), assigns, heirs and legal representatives.  This Side Letter Agreement may be executed in multiple, electronic counterparts and any counterparts so executed shall constitute one and the same instrument.

[signature page follows]

            IN WITNESS WHEREOF, the Parties have executed this Side Letter Agreement as of the day and year first above written.

Company:
MECHANICAL TECHNOLOGY,
INCORPORATED

By: /s/ Rick Jones ______________________
Name: Rick Jones
Title: President & Chief Executive Officer

/s/ Walter L. Robb______________________
Dr. Walter L. Robb, individually

EXHIBIT A

Option Exercise and Stock Transfer Restriction Agreement

A-1